Exhibit 10.2
Sixth Amendment To Lease — Forrester Research, Inc./400 Tech Square
SIXTH AMENDMENT TO LEASE
     This Sixth Amendment (the “Sixth Amendment”) to Lease is made as of April 22, 2008, by and between ARE-Tech Square, LLC, a Massachusetts limited liability company, having an address at 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101 (“Landlord”), Forrester Research, Inc., a Delaware corporation having an address at 400 Technology Square, Cambridge, Massachusetts 02139 (“Tenant”).
RECITALS
     A.     Landlord’s predecessors in interest, Technology Square LLC, a Massachusetts limited liability company, and Technology Square Finance, LLC, a Massachusetts limited liability company and Tenant have entered into that certain Lease (the “Lease”) dated as of May 6, 1999, as amended by a First Amendment dated as of September 9, 1999, a Second Amendment dated February 8, 2001, a Third Amendment dated December 13, 2002, a Fourth Amendment dated December 22, 2003, and a Fifth Amendment dated as of January 1, 2005 (as so amended, the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 400 Technology Square, Cambridge, Massachusetts (the “Building”) more particularly described in the Lease.
     B.     Tenant desires to expand the Premises demised under the Lease by adding 20,793 rentable square feet (the “Expansion Space”) on the eighth floor of the Building, and Landlord is willing to lease such portion of the Building to Tenant on the terms herein set forth.
AGREEMENT
     Now, therefore, the parties hereto agree that the Lease is amended as follows:
1.     Premises. Effective as of October 1, 2008, or such later date as Landlord delivers the Expansion Space to Tenant free and clear of tenants and occupants (the “Expansion Space Commencement Date”), the Premises demised under the Lease are hereby expanded to include the Expansion Space for all purposes of the Lease (including the extension option thereunder), which Landlord and Tenant agree consists of 20,793 rentable square feet on the eighth floor of the Building, as such Expansion Space is described on Exhibit A attached hereto and incorporated herein by this reference. From and after the Expansion Space Commencement Date, (a) the Base Rent payable under the Lease with respect to the Expansion Space shall be $47.00 per rentable square foot through September 30, 2011, and (b) Tenant’s Building Percentage Share with respect to the Premises shall be adjusted to be 74.73% (based upon a total of 194,776 square feet), and with respect to the Expansion Space shall be 10.68%. The Building Operating Cost Base for the Expansion Space shall be calendar year 2008. The Building Tax Base for the Expansion Space shall be fiscal year 2009. The parties acknowledge and agree that to the extent those expenses designated under the Lease as “Complex Expenses” are now allocated to the Building as a Unit in the Technology Square Condominium, the same shall be included in Building Operating Costs as to which Tenant shall pay Tenant’s Building Percentage Share.
2.     Improvement of Expansion Space. Landlord shall provide a Tenant Improvement Allowance of not more than $10.00 per rentable square foot of the Expansion Space, $207,930.00 in the aggregate (the “TI Allowance”), which TI Allowance shall be used to improve the Expansion Space as described in the Work Letter attached hereto as Exhibit B.

Sixth Amendment To Lease — Forrester Research, Inc./400 Tech Square
3.     Parking. In addition to the parking rights set forth in Section 2.3 of the Lease, Tenant shall have the right, as appurtenant to the Premises, to use in common with others entitled thereto, subject to the Rules and Regulations, as defined in Article 17.1 of the Lease and with due regard for the rights of others to use the same, an additional thirty-one (31) spaces in the Garage. Tenant’s additional parking rights shall be subject to the terms and conditions set forth in Section 2.3 of the Lease, provided that the Parking Rent for the additional spaces shall be the market rate from time to time, which is currently $220.00 per space per month.
4.     Financial Information. If at any time during the Term of the Lease, Tenant is an entity other than a company the stock of which is publicly traded on a nationally recognized stock exchange, Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.
5.     Delivery of Possession of the Expansion Space. Landlord shall cause the Expansion Space to be available to Tenant on or before October 1, 2008. As set forth in Section 6.F of the Fifth Amendment to the Lease, Landlord shall satisfy this obligation if Landlord does not grant any entity (other than Tenant or any of the Named Tenant Entities) the right to use or occupy the Expansion Space from and after October 1, 2008, and Landlord shall use commercially reasonable efforts to cause the then occupants of the Expansion Space to vacate the same on or before October 1, 2008.
6.     Miscellaneous.
     (a)     This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto.
     (b)     This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
     (c)     This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Sixth Amendment attached thereto.
     (d)     Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction other than Richards Barry Joyce & Partners and Cushman & Wakefield, and that no Broker (other than Richards Barry Joyce & Partners and Cushman & Wakefield, who shall be paid by Landlord pursuant to a separate Agreement), brought about this transaction. Landlord and

Sixth Amendment To Lease — Forrester Research, Inc./400 Tech Square
Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker other than Richards Barry Joyce & Partners and Cushman & Wakefield claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
     (e)     Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment. In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail. Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

Sixth Amendment To Lease — Forrester Research, Inc./400 Tech Square
     IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written.
TENANT:
FORRESTER RESEARCH, INC.,
a Delaware corporation
By: /s/ Michael Doyle
Its: Chief Financial Officer
LANDLORD:
ARE-TECH SQUARE, LLC, a Delaware limited liability company
By:     ARE-MA REGION NO. 31, LLC, a Delaware
           limited liability company, its Manager
By:     ALEXANDRIA REAL ESTATE EQUITIES,
           L.P., a Delaware limited partnership, its
           Managing Member
By:     ARE-QRS CORP., a Maryland
           corporation, its General Partner
By:     /s/ Jackie Clem
           Name: Jackie Clem
           Title: VP Legal Affairs